As filed with the Securities and Exchange Commission on September 17, 1998
                                                               File No. 811-3170
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-2


         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
                                Amendment No. 34

                              THE MEXICO FUND, INC.
               (Exact Name of Registrant as Specified in Charter)

                        77 Aristoteles Street, 3rd Floor
                                  Col. Polanco
                               11560 Mexico, D.F.
                                     Mexico

        Registrant's telephone number, including Area Code (525) 280-1636

                            Sander M. Bieber, Esquire
                             Dechert Price & Rhoads
                              1750 Eye Street, N.W.
                             Washington, D.C. 20006
                                 (202) 261-3300
                     (Name and Address of Agent for Service)



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                                     Part C

         Registrant's Amended and Restated By-Laws, as adopted September 9, 1998 by Registrant's Board of Directors, are filed herewith as Exhibit 2(b).

         Power of Attorney previously filed as Exhibit 2(n) to Amendment No. 33 of Registrant's Registration Statement under the Investment Company Act of 1940, as filed with the Commission June 17, 1998.



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                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 34 to its Registration Statement under the Investment Company Act of 1940 to be signed on its behalf by the undersigned thereunto duly authorized, in the District of Columbia, on the 17th day of September, 1998.






                                              THE MEXICO FUND, INC.
                                              Jose Luis Gomez Pimienta
                                              President*




                                              By: /s/ Sander M. Bieber
                                              Sander M. Bieber
                                              As Attorney-In-Fact


*Pursuant to Power of Attorney previously filed.


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                                  EXHIBIT INDEX

Exhibit No.                                        Description

2(b)                                               Amended and Restated By-Laws